Exhibit 10.1

STOCK EXCHANGE AGREEMENT

This Stock Exchange Agreement together with all the Exhibits, Schedules and other attachments (the "Agreement") is entered into on September 24, 2007 and is made among SYPRUS, INC., a Nevada corporation ("Syprus"), RICKY'S FRANCHISE GROUP, INC., a New Jersey corporation, RICKY'S CANDY CONES & CHAOS, INC., a New Jersey corporation (hereinafter referred to sometimes collectively as "RICKY'S GROUP"), the shareholders of Ricky's Group listed in Exhibit "A" attached hereto (hereinafter referred to sometimes collectively as "RICKY'S SHAREHOLDERS"), TERESA G. GARVIN and GARVIN INVESTMENTS, LLC (hereinafter referred to sometimes collectively as the "Syprus Shareholders").

PRELIMINARY STATEMENTS

WHEREAS, the Board of Directors of Syprus deem it advisable and generally in their best interests that Syprus acquire all of the issued and outstanding capital stock of Ricky's Franchise Group, Inc. and Ricky's Candy Cones & Chaos, Inc.;

WHEREAS, Syprus shall be the acquiring corporation and it has authorized capital stock consisting of 100,000,000 shares of voting common stock with $.0001 par value per share, of which 20,000,000 shares are now issued and outstanding and 10,000,000 shares of preferred stock, none of which are issued and outstanding;

NOW, THEREFORE, in consideration of the premises and of the mutual agreement, covenants, and provisions hereinafter set forth, the parties hereto agree that all of the outstanding shares of the constituent Corporations of Ricky's Group shall be exchanged for shares of Syprus common stock, effective the Effective Date (as hereinafter defined) and hereby agree upon and prescribe the terms and conditions of such share exchange and the manner of carrying the same into effect, as follows:

ARTICLE I

ACQUISITION

1.01

Acquisition.  As promptly as practicable following the satisfaction or waiver of the conditions to the Parties' respective obligations hereunder, at the Effective Time (as defined in Section 1.03) and pursuant to the terms hereof, the parties shall take the following actions, which shall also be referred to as the "Exchange Transaction".

(a)

Ricky's Shareholders shall exchange all the issued and outstanding shares of common stock of each of the Ricky's Group Corporations (the "Ricky's Shares") for 19,300,000 shares of newly issued common stock of Syprus (the "Syprus Shares"). An additional 700,000 common shares shall be issued from the Syprus authorized capital stock. The Shares are to be distributed among the Ricky's Shareholders in accordance with the schedule attached hereto as Exhibit "A".

(b)

At closing Syprus Shareholders shall retain 700,000 common shares by Teresa Garvin redeeming 17,370,000 shares of the common stock and Garvin Investments, LLC shall redeem 1,930,000 shares of the common stock.

(c)

At closing Syprus, Inc. will change its name to Ricky's Holding's. Inc and the officers and directors of Syprus Inc will resign and be replaced by the officers

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and directors of the Ricky's Group. Attached hereto is Ricky's Holdings, Inc. Corporate chart as Exhibit "B"

1.02

Restrictions on Sales of Syprus Shares.  Upon issuance of the Syprus Shares to Ricky's Shareholders, in accordance with the terms and conditions hereof, the Syprus Shares shall be fully paid, validly issued, and nonassessable, and not subject to any preemptive rights or any liens, claims, equities, encumbrances, or security interests or any restrictions on the transfer thereof other than those set forth in this Agreement or imposed by law. At the Effective Time, the Syprus Shares shall not be subject to an effective Registration Statement under the Securities Act of 1933, and may be sold or transferred only pursuant to an effective Registration Statement or an exemption from registration, and in compliance with all applicable state securities laws.  It is acknowledged that the certificates representing the Syprus Shares will bear a restrictive legend similar to the following:

The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been attained or unless availability of an exemption from such registration provisions has been established or unless sold pursuant to Rule 144 under the Securities Act of 1933.

1.03

Closing; Surrender of Certificates.

The Closing shall take place on or before October 1, 2007 (the "Closing Date") at 1:00 p.m. Eastern Standard Time at the offices of Jones, Haley & Mottern, P.C.  The Closing may be rescheduled by agreement of the parties.  The date of the Closing shall be the Effective Time of the Exchange Transaction.

(a)

Transfers at Closing.  At the Closing, Ricky's Shareholders shall transfer their share certificates in the Ricky's Group Corporations to Syprus and Syprus shall transfer certificates for 19,300,000 Shares of Syprus Common Stock plus 700,000 shares issued from the authorized capital stock of the corporation to Ricky's Shareholders in accordance with Section 1.01 above.  At the Closing, Ricky's Shareholders shall deliver to Syprus such other documents as called for herein.  Simultaneously at the closing, the Syprus shareholders shall deliver the shares described in Section 1.01 above to Syprus for redemption.  Such shares shall thereafter be returned to authorized but unissued status.

1.04

Additional Actions.  If, at any time after the Effective Time, Syprus shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in Syprus, title to and possession of any property or right of Ricky's Group acquired or to be acquired by reason of, or as a result of, the Exchange Transaction, or otherwise to carry out the purposes of this Agreement, Ricky's Shareholders or Ricky's Group and its proper officers and directors, solely in their official capacity as officers and directors, shall execute any and all documents necessary to vest, perfect or confirm title to and possession of such property or rights in Syprus, as appropriate and otherwise to carry out the purposes of this Agreement.

1.05

Effect of Share Exchange.

(a)

Tax Treatment.  This Agreement contemplates a tax-free exchange of all the Shares of Ricky's Group Corporations and shares of Syprus pursuant to §351 of the internal revenue

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code.  Following the "Closing" of the Exchange Transaction, it is contemplated that Ricky's Group Corporation will remain in existence as wholly owned subsidiaries of Syprus, which shall then change its name to Ricky's, Inc.

(b)

General.  As aforesaid, the Share Exchange shall become effective on the Closing Date.

(c)

Articles of Incorporation and By-laws.  The Articles of Incorporation and By-laws of both Syprus and Ricky's Group, as in effect on the Closing Date shall continue to remain in full force and effect (without interruption) on and after the Closing Date.

(d)

Directors and Officers.  On the Effective Date the Boards of Directors and the Officers of Syprus (with name changed to Ricky's, Inc.) shall be as set forth on Exhibit "C" attached hereto.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF

RICKY'S GROUP AND RICKY'S SHAREHOLDERS

In order to induce Syprus to enter into this Agreement, Ricky's Group and Ricky's Shareholders (sometimes referred to collectively hereinafter as the "Sellers"), jointly and severally, represent and warrant that the statements contained in this Article II are true and complete as of the date of this Agreement and will be true and complete as of the Effective Time (as though made then and through the Effective Time).

2.01

Organization and Standing.  Each of the Ricky's Group Corporations is a corporation duly organized, existing and in good standing under the laws of New Jersey with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as it is currently conducted.  Ricky's Group is duly qualified to do business and is in good standing in each jurisdiction where its activities would require qualification, except where the failure to qualify would not have a material adverse effect upon their business or financial condition, or on the ability of the parties to consummate the transactions contemplated by this Agreement (each, a "Ricky's Material Adverse Effect").  Each of the Ricky's Group Corporations is not in default of any provision of its Certificate of Incorporation, Bylaws or other agreements relating to corporate governance or organization.

2.02

Corporate Power and Authority.  Ricky's Group has all requisite corporate power and authority to enter into and perform this Agreement.  Ricky's Group has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding obligation of Ricky's Group, enforceable in accordance with its terms.  Ricky's Shareholders represent and warrant that this Agreement is valid and binding on them according to its terms and shall be binding on their successors in interest or assigns.

2.03

Conflicts; Consents and Approvals.  Except as set forth in Schedule 2.03, Seller's execution or performance of this Agreement will not:

(a)

result in a breach or default or entitle any third party to terminate or accelerate any of the terms, conditions or provisions of the Certificates of Incorporation or Bylaws of Ricky's Group or any agreement or obligation of the Sellers; or

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(b)

violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Sellers or their properties or assets.

2.04

Ownership of Stock and Capitalization.

(a)

Authorized Shares.  Schedule 2.04 sets forth the authorized, issued and outstanding capital stock of the constituent Corporations of Ricky's Group  ("Ricky's Group Stock") and the names and addresses of the holders thereof.  All Ricky's Shares are legally and beneficially owned as set forth on Schedule 2.04.

(b)

Issuance of Shares.  All Ricky's Shares: (i) are duly and validly authorized and issued, fully paid and non-assessable, with no liability attaching to the ownership thereof, (ii) are not subject to, and were not issued in contravention of, any preemptive or similar rights pursuant to any provision of law, Certificate of Incorporation or Bylaws or any agreement, contract or other obligation to which Sellers are a party or is subject, and (c) were issued in accordance with all applicable laws.  The rights, privileges and preferences of Ricky's Shares are as stated in their Certificates of Incorporation.  There are no outstanding options, subscriptions, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by the Sellers of any securities or interests in Ricky's Shares, nor are there outstanding any securities which are convertible into or exchangeable for shares or equity interests of Ricky's Group.

2.05

No Transfer Restrictions.  Except as set forth in Schedule 2.05, there are no outstanding agreements, restrictions, contracts, commitments or demands of any character to which the Sellers are a party or of which Sellers are aware which relate to or restrict the transfer of any of the Ricky's Shares.  Upon consummation of the Exchange Transaction as contemplated by this Agreement, Syprus will acquire good and marketable title to the Ricky's Shares, free and clear of all liens, pledges, claims, security interests, encumbrances, charges or restrictions of any kind.

2.06

Litigation.  Except as set forth in Schedule 2.06, there is no legal action or any proceeding or investigation ("Action") pending or, to the knowledge of Sellers, threatened against the Sellers which could have a material adverse effect on their assets, financial condition or ability to execute and perform this Agreement (a "Ricky's Group Material Adverse Effect").

2.07

Brokerage and Finder's Fees.  Neither Syprus, nor any of their directors, officers or employees have incurred, or will incur, any brokerage, finders or similar fee in connection with the Exchange Transaction or this Agreement. Ricky's Group shall be responsible for the payment of finder fees to Peter Casey and Franchise Ventures LLC.

2.08

Audited and Unaudited Financial Statements.  Ricky's Group has furnished to Syprus its financial statements for the period ending December 31, 2005, December 31, 2006 and June 30, 2007 (the "Ricky's Group Financial Statements").  The Ricky's Group Financial Statements (including the related notes, where applicable) are attached hereto as Exhibit 2.08, and Ricky's Group Financial Statements fairly present the assets, liabilities, results of the operations and changes in stockholders' equity and financial position of Ricky's Group for the respective periods or as of the respective dates therein set forth.  The books and records of Ricky's Group are true and complete in all material respects and have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements.

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2.09

Undisclosed Liabilities.  Ricky's Group has no liabilities or obligations of any nature, except those of less than One Thousand Dollars ($1,000.00), individually, and no more than Five Thousand Dollars ($5,000.00) in the aggregate, other than those disclosed in the Ricky's Group Financial Statements.

2.10

Taxes.

(a)

Payment.  Except as disclosed in Schedule 2.10, Ricky's Group have timely paid or accrued all national, state, local and foreign taxes, assessments, fees and other governmental charges required to be paid or accrued as of the date hereof ("Taxes"), and have filed all national, state, local and foreign tax returns and tax reports that they are required to file (the "Returns").  Such Returns and reports are true, correct and complete and have not been amended, and all taxes for which Ricky's Group is liable arising under the Returns and reports have either been fully paid or are adequately reserved for in the Financial Statements, and will be timely paid when due.  No claim has been made by authorities in any jurisdiction where Ricky's Group did not file tax returns that it is or may be subject to taxation by that jurisdiction.

(b)

Tax Returns.  Ricky's Group has delivered to Syprus copies of all national, state, local, and foreign tax returns filed by Ricky's Group for taxable periods ending on or before December 31, 2005 and December 31, 2006.  To Seller's knowledge there is no pending or threatened national, state, local or foreign tax audit or assessment nor any agreement by Ricky's Group with any federal, state, local or foreign taxing authority that may affect the tax liability of Ricky's Group.

(c)

Tax Liability.  Sellers represent that they shall have no obligation with respect to any tax liability of Ricky's Group attributable to any period prior to the Effective Time.

2.11

Compliance with Law.  Ricky's Group has materially complied with all laws, statutes, ordinances, orders, rules, and all judgments, decisions and orders entered by any federal, state, local or foreign court or governmental authority or instrumentality applicable or relating to Ricky's Group or its businesses or properties ("Ricky's Group Applicable Laws").

2.12

Title to and Condition of Properties.  Except as set forth in Schedule 2.12, Ricky's Group has good, valid and marketable title or ownership, held free and clear of any encumbrance whatsoever to all of its assets and properties of every kind, tangible or intangible, wherever located which is used or planned to be used in the conduct of its business.

2.13

No Conflict or Default.  Ricky's Group's execution and performance of this Agreement will not: (i) violate any Applicable Laws or Permits, (ii) cause a lien, security interest or encumbrance of any nature whatsoever with respect to the properties or assets of Ricky's Group, or (iii) give any entity an interest or rights, including rights of termination, acceleration or cancellation, with respect to any of the properties, or assets of Ricky's Group.

2.14

Complete Disclosure.  The representations and warranties of the Sellers in this Agreement or the related Schedules and Exhibits delivered by or on Seller's behalf do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

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ARTICLE III

SYPRUS'S REPRESENTATIONS AND WARRANTIES

To induce Sellers to enter into this Agreement, Syprus represents and warrants to the Sellers that:

3.01

Organization and Standing.  Syprus is a Nevada corporation, with full power and authority (corporate and other) to conduct its business as currently conducted.  Syprus is duly qualified to do business and is in good standing in each jurisdiction where its activities would require qualification, except where the failure to qualify would not have a material adverse effect upon Syprus' business or financial condition, or on the ability of the Parties to consummate the transactions contemplated by this Agreement (each, a "Syprus Material Adverse Effect").  Syprus is not in default of any provision of its organizational documents.

3.02

Capitalization and Security Holders.  The authorized capitalization of Syprus consists of 100,000,000 authorized shares of Common Stock and 10,000,000 shares of Preferred Stock, of which approximately 20,000,000 shares of Common Stock and no shares of Preferred Stock are issued and outstanding as of September 24, 2007.  Each outstanding share of Syprus Stock has been duly authorized and validly issued and is fully paid and non-assessable, and no shares of Syprus Stock have been issued in violation of preemptive or similar rights.

There are no outstanding options, subscriptions, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by Syprus or, to Syprus' knowledge, any holder of Syprus Stock, of any other securities or interests of Syprus, nor are there outstanding any securities which are convertible into or exchangeable for Syprus Stock, or any other equity interests of Syprus.  The issuance and sale of all securities of Syprus have been in full compliance in all material respects with all applicable federal and state securities laws or pursuant to valid exemptions from such laws.

3.03

Corporate Power and Authority.  Syprus has all requisite power and authority to enter into and perform this Agreement and to carry out its obligations under this Agreement.  This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary Board of Director action on the part of Syprus.  This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Syprus.

3.04

Consents and Approvals. Except as set forth with respect to Syprus on Schedule 3.04, Syprus' execution, delivery or performance of this Agreement does not and will not require any consents or approvals of, filings with, or action by any third party.

3.05

Audited and Unaudited Financial Statements.  Syprus has furnished to Sellers the Syprus Financial Statements for the period ending December 31, 2006 and June 30, 2007 (the "Syprus Financial Statements").  The Syprus Financial Statements (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to audit adjustments normal in nature and amount and the addition of customary notes) the assets, liabilities, results of the operations and changes in stockholders' equity and financial position of Syprus for the respective periods or as of the respective dates therein set forth; and the Financial Statements (including the related notes, where applicable) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto.

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3.06

Taxes.  Syprus has paid all federal, state, local and foreign taxes, assessments, fees and other governmental charges it is legally required to pay.  Syprus has filed all federal, state, local and foreign tax returns and tax reports it is legally required to file and the returns and reports are true, correct and complete and have not been amended, and all taxes arising under the returns and reports have been either fully paid or adequately reserved for in the Syprus Financial Statements, and will be timely paid when due.

3.07

Compliance with Law.  Except where the failure to comply would not have a Syprus Material Adverse Effect, Syprus has materially complied with all laws, statutes, ordinances, orders, rules, and all judgments, decisions and orders entered, by any federal, state, local or foreign court or governmental authority or instrumentality applicable or relating to Syprus or its businesses or properties ("Syprus Applicable Laws").

3.08

No Conflict or Default.  Syprus' execution, delivery or performance of this Agreement will not violate any Syprus Applicable Laws or conflict with or result in the breach of any provision of Syprus' organizational documents.

3.09

Litigation.  There is no legal action or any proceeding or investigation ("Action") pending or, to the knowledge of Syprus, threatened against Syprus which could have a Syprus Material Adverse Effect or a material adverse effect on Syprus' ability to execute and perform this Agreement.

3.10

Complete Disclosure.  The representations and warranties by Syprus in this Agreement or the related Schedules and Exhibits delivered by or on Syprus' behalf do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading

ARTICLE IV

COVENANTS OF THE PARTIES

4.01

Mutual Covenants.

(a)

General.  Each Party shall use its best efforts to take all actions promptly and do all things necessary, proper or advisable to perform as required in this Agreement, including without limitation using all commercially reasonable efforts to cause the satisfaction of all the conditions set forth in this Agreement for which the Party is responsible as soon as reasonably practicable and to prepare, execute, acknowledge or verify, deliver, and file the additional documents, and take or cause to be taken the additional actions, as any Party may reasonably request to carry out the purposes or intent of this Agreement.

(b)

Cooperation.  At and after the Effective Time, each Party shall execute any and all further documents and writings and perform any other commercially reasonable actions reasonably requested by the other Party to perform this Agreement.

(c)

Confidential Information.  No Party shall at any time directly or indirectly copy, disseminate or use, for such Party's own benefit or the benefit of any third party, any information that has been disclosed in confidence by the other Party ("Confidential Information"), regardless of how the Confidential Information was acquired, except for the disclosure or use of the Confidential Information: (x) upon the advice of counsel required by law or legal process, or (y) authorized in writing by the Party that owns the Confidential Information.

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Each Party acknowledges and agrees that remedies at law for a violation or attempted violation of any of the obligations in this Section 4.01(d) would be inadequate and would cause immediate irreparable harm to the other Parties, and agrees that in the event of any such violation or attempted violation, each Party is entitled to a temporary restraining order, temporary and permanent injunctions, and other equitable relief, without the necessity of posting any bond or proving any actual damage, in addition to all other rights and remedies which may be available.

(d)

Obligation to Update Schedules.  Immediately prior to the Closing, each Party shall promptly disclose to the others any information contained in the representations and warranties or Schedules which at any time is materially incomplete or is no longer materially correct or any material adverse development affecting the results of either Syprus' or Ricky's Group respective operations; provided, however, that no disclosure to this Agreement shall be deemed to modify, amend or supplement the representations and warranties of a Party or the Schedules attached unless the Party to whom the representations and warranties are made has consented in writing.

(e)

Regulatory Matters and Approvals.  Each of the Parties will give any notices to, make any filings with, and use their reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in order to effect the Exchange Transaction.

4.02

Reasonable Access.  Each party shall give to the other party, their counsel, accountants, financial advisers and lenders, and other representatives, after reasonable notice, reasonable access, during normal business hours, throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating exclusively to such party's business.

ARTICLE V

CONDITIONS

5.01

Mutual Conditions.  The Parties' obligations to consummate the Exchange Transaction and to perform this Agreement are subject to all of the following conditions:

(a)

No Action.  No Action before any court or governmental body is pending or threatened wherein a judgment, decree or order would restrain, prohibit or invalidate any of the transactions contemplated by this Agreement or cause the Exchange Transaction to be declared unlawful or rescinded.

(b)

Approvals.  All action necessary to authorize the execution and delivery of this Agreement and consummation of the Exchange Transaction have been obtained.

5.02

Conditions to Obligations of Syprus.  Syprus' obligation to consummate the Exchange Transaction and to perform this Agreement is subject to the fulfillment of all of the following conditions unless waived by Syprus in writing:

(a)

Representations and Warranties.  The representations and warranties of the Sellers set forth in this Agreement are true and correct as of the Closing as though made at and as of the Closing.

(b)

Performance of Agreement.  The Sellers shall have performed and observed in all material respects all obligations and conditions to be performed or observed by Seller under this Agreement at or prior to the Closing.

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(c)

Due Diligence Investigation.  Syprus, in its sole discretion, shall be fully satisfied with the results of its legal and financial due diligence investigation of Sellers.

(d)

Officers' Certificate.  Sellers shall have furnished to Syprus a certificate, dated the date of the Closing and signed by the President of each of Ricky's Group Corporations stating that the conditions set forth in Sections 5.02(a) and (b) have been fulfilled, and attach a good standing certificate for each of the Ricky's Group.

(e)

Material Adverse Changes.  Since the date of this Agreement, there has occurred no change in the operations, prospects, assets, business, or condition (financial or otherwise) of Ricky's Group which would have a Ricky's Group Material Adverse Effect.

(f)

Deliveries.  All documents or instruments required to be delivered by the Sellers or other holders of Ricky's Stock at or prior to the Closing, shall have been delivered to Syprus.

(g)

Corporate Approval.  This Stock Exchange Agreement shall have been approved by all necessary corporate action.

(h)

Consents.  Ricky's Group shall have procured all third-party consents necessary to effect the Exchange Transaction.

(i)

Resignations.  Syprus shall have received the resignations, effective as of the Closing Date or such later date as shall be agreed by the parties.

(j)

Form of Actions.  All actions to be taken by Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Syprus.

(k)

Financial Statements.  Ricky's Group shall deliver to Syprus financial statements for the period ending December 30, 2006 and 2007 of which Ricky's Franchise Group, Inc.  and Ricky's Candy, Cones and Chaos, Inc are audited and both of the company's statements are in accordance with Generally Accepted Accounting Principles. The June 30, 2007 for both companies are unaudited.

5.03

Conditions to Obligations of Sellers.  The Seller's obligations to consummate the Exchange Transaction and to perform this Agreement is subject to the fulfillment of all of the following conditions, unless waived by Sellers in writing:

(a)

Representations and Warranties.  Syprus' representations and warranties set forth in this Agreement are true and correct as of the Closing as though made at the Closing except where any untruth or inaccuracy will not, either individually or in the aggregate, have a Syprus Material Adverse Effect.

(b)

Performance of Agreement.  Syprus shall have performed and observed in all material respects all obligations and conditions to be performed or observed by it under this Agreement at or prior to the Closing.

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(c)

Officers' Certificate.  Syprus has furnished a certificate, dated the date of the Closing and signed by the President of Syprus on behalf of Syprus that the conditions set forth in Sections 5.03(a) and (b) have been fulfilled;

(d)

Material Adverse Changes.  There has occurred no change in the operations, prospects, assets, business, or condition (financial or otherwise) of Syprus which would have a Syprus Material Adverse Effect.

(e)

Deliveries.  All documents or instruments required to be delivered by Syprus or third parties at or prior to the Closing, shall have been delivered to the Sellers.

ARTICLE VI

TERMINATION, SURVIVAL AND MISCELLANEOUS AGREEMENTS

6.01

Termination.  This Agreement may be terminated at any time prior to the Closing as follows: (a) by mutual written consent of Sellers and Syprus; (b) by either Sellers or Syprus if the other has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement which is incapable of being cured or is not cured within thirty (30) days of written notice of default; (c) by Syprus if any of the conditions set forth in Sections 5.01 or 5.02 have not been satisfied on or prior to Closing; (d) by Sellers if any of the conditions set forth in Section 5.01 and 5.03 have not been satisfied on or prior to Closing.

6.02

Survival of Representations and Warranties.  The covenants, representations and warranties contained herein shall survive the Closing of the Exchange Transaction.

ARTICLE VII

MISCELLANEOUS

7.01

Notices.  All notices and other communications under this Agreement to any Party shall be in writing and shall be deemed given when delivered to that Party, sent by facsimile transmission (with electronic confirmation) to that Party at the facsimile number for that Party set forth below, mailed by U.S. mail (postage prepaid and return receipt requested) to that Party at the address for that Party set forth below, or delivered by Federal Express or any similar express delivery service for delivery to that Party at that address:

If to Ricky's Group:

Ricky's Franchise Group, Inc

140 Nassau St.

Princeton, NJ 08542

Attn: Richard C. Barber

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With a copy to:

Fredric Frey

Attorney at Law

PO Box 11

Allentown, NJ 08501

(609) 208 9707

Fax: (609) 208 9709

If to Syprus:

Syprus, Inc.

10700 Sikes Place, Suite 333

Charlotte, NC  28277

Attn:  Teresa Garvin

With a copy to:

Richard Jones, Esq.

Jones, Haley & Mottern, P.C.

115 Perimeter Center Place

Suite 170

Atlanta, GA  30346

Fax: (770) 804-0500

Any Party may change its facsimile number or address for notices under this Agreement at any time by giving the other Parties written notice of the change.

7.02

Non-Waiver.  No failure by a Party to insist upon strict compliance with a term or provision of this Agreement, to exercise any right, or to seek a remedy is a waiver of the right to insist upon such strict compliance, to exercise that or any other right, or seek that or any other remedy at any other time.  This Agreement may not be modified by custom or practice in the trade, by the actions of the Parties or in any other manner except in writing signed by the party against whom enforcement is sought.

7.03

Headings.  The headings of the various Articles and Sections of this Agreement are not part of the context of this Agreement, are merely labels to assist in locating such articles and Sections, and shall be ignored in construing this Agreement.

7.04

Counterparts.  This Agreement may be executed in multiple counterparts, each of which is an original, but all of which taken together are one and the same Agreement.

7.05

Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior or contemporaneous discussions, negotiations, agreements and understandings (both written and oral) among the Parties with respect to such subject matter; and may be amended only by a writing signed by all Parties.

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7.06

Governing Law.  This Agreement is governed by and shall be construed in accordance with the laws of Nevada, without regard to its principles of conflicts of law.  The Parties irrevocably submit to the jurisdiction and venue of any federal or state court in Carson City, Nevada over any dispute arising out of this Agreement and agree that all claims related to any dispute related to this Agreement shall be heard and determined in any such court.  The Parties irrevocably waive, to the fullest extent permitted by law, any objection they may have to the venue of any dispute brought in any such court or any defense of inconvenient forum for the maintenance of the dispute.  The Parties irrevocably consent to process being served upon them in any site, action or proceeding before any such court by delivering as provided for notices in Section 8.01 of this Agreement.  All rights and remedies of each Party under this Agreement are cumulative and are in addition to all other rights and remedies available to the Party from time to time, whether under this Agreement otherwise.

7.07

Binding Effect; Assignment.  This Agreement is binding upon, inures to the benefit of and is enforceable by and against the Parties and their respective heirs, personal representatives, successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be transferred or assigned by any of the Parties without the prior written consent of the other Parties and any attempted assignment in violation of this provision is void.

7.08

Expenses.  Except as otherwise specifically provided in this Agreement, each party shall pay the expenses they may incur in connection with the transactions contemplated by this Agreement, including without limitation the fees and expenses of legal counsel, accountants and financial advisors.

7.09

Severability.  If any provision of this Agreement is determined by a court or other government entity to be unenforceable, the Parties shall cooperate in good faith to rewrite such provision so that it is enforceable to the maximum extent permitted by applicable law, and the Parties shall abide by the provisions as rewritten.  If any provision of this Agreement cannot be rewritten, the provision shall be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date:

RICKY'S SHAREHOLDERS:

SYPRUS, INC.

/s/ Richard C. Barber

Richard Barber

By: /s/ Teresa Greene Garvin

/s/ Frank Alario

Authorized Officer

Frank Alario

/s/ Charles Alario

SYPRUS SHAREHOLDERS

Charles Alario

/s/ Teresa Greene Garvin

/s/ Joan Fortman

Teresa Garvin, Individually

Themis LLC, Managing Member

___________________________

Garvin Investments, LLC

Haber LLC,

By: /s/ Forrest W.  Garvin

Managing Member

RICKY'S FRANCHISE GROUP, INC

By: /s/ Richard C. Barber

Authorized Officer

RICKY'S CANDY CONES AND CHAOS, INC.

By: /s/ Richard C. Barber

Authorized Officer

{A0041028.DOC}